UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2024
KKR & CO. INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34820	88-1203639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Yards
New York, NY 10001
Telephone: (212) 750-8300
(Address, zip code, and telephone number, including
area code, of registrant's principal executive office.)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	KKR	New York Stock Exchange
4.625% Subordinated Notes due 2061 of KKR Group Finance Co. IX LLC	KKRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 5, 2024, KKR & Co. Inc. (the "Company") amended and restated its certificate of incorporation (as amended and restated, the “Second Amended and Restated Certificate of Incorporation”). The certificate of incorporation was amended to, among other things, (i) exculpate the Company’s officers for monetary damages for breach of fiduciary duty, (ii) remove the right of affiliates that are not subsidiaries of the Company to be indemnified, (iii) eliminate the Company’s previously outstanding 6.00% Series C Mandatory Convertible Preferred Stock (“Series C Preferred Stock”), and (iv) restore the number of shares previously reserved for the issuance of Series C Preferred Stock to the total current number of authorized shares of preferred stock. The amendment to exculpate officers of the Company for monetary damages for breach of fiduciary duty was approved by the Conflicts Committee of the Board of Directors, and the directors who are also officers of the Company recused themselves from the adoption of the Second Amended and Restated Certificate of Incorporation by the Board of Directors. KKR Management, as the holder of the sole outstanding share of our Series I preferred stock of the Company, approved the adoption of the Second Amended and Restated Certificate of Incorporation. Because the amendments to the certificate of incorporation of the Company did not adversely affect the stockholders of the Company considered as a whole (or adversely affect any particular class or series of stock as compared to another class of series of stock, treating the common stock as a separate class) in any material respect, no separate vote of the common stockholders of the Company was required.

On August 5, 2024, the Company also amended and restated its bylaws (as amended and restated, the “Second Amended and Restated Bylaws”). The bylaws were amended to, among other things, update the scope of responsibilities of the Conflicts Committee of the Board of Directors, which amendment was approved by a majority of the independent directors of the Board of Directors. KKR Management, as the holder of the sole outstanding share of Series I preferred stock of the Company, also approved the adoption of the Second Amended and Restated Bylaws.

The foregoing description of the Second Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws, respectively, which are filed as Exhibits 3.1 and 3.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 3.1	Second Amended and Restated Certificate of Incorporation of KKR & Co. Inc.

Exhibit 3.2	Second Amended and Restated Bylaws of KKR & Co. Inc.

Exhibit 4.2	Fifth Supplemental Indenture, dated as of June 10, 2024, among KKR Group Finance Co. XI LLC, KKR & Co. Inc., KKR Group Partnership L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

Exhibit 10.4
Third Amended and Restated Credit Agreement, dated as of July 3, 2024, among Kohlberg Kravis Roberts & Co. L.P., KKR Group Partnership L.P., the Guarantors party thereto from time to time, the Lenders party thereto from time to time, and HSBC Bank USA, National Association, as Administrative Agent.

Exhibit 10.5	Fourth Amended and Restated Limited Partnership Agreement of KKR Group Partnership L.P., dated August 6, 2024.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.
Date: August 9, 2024
By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary